Exhibit 3.13

CERTIFICATE OF FORMATION

OF

MortgageRamp, LLC

1.)                                   The name of the limited liability company (the “LLC”) is:

MortgageRamp, LLC

2.)                                   The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the LLC at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the LLC this 5th day of August, 2005.

/s/ Elizabeth Kim
Elizabeth Kim
Authorized Person

CERTIFICATE OF CONVERSION
of
MORTGAGERAMP INC.
(a Delaware corporation)
to
MortgageRamp, LLC
(a Delaware limited liability company)

Pursuant to Section 18-214 of the Delaware Limited Liability Company Act, as amended, MortgageRamp Inc., a Delaware corporation (the “Other Policy”), does hereby certify the following with respect to the conversion (the “Conversion”) of the Other Entity to MortgageRamp, LLC, a Delaware limited liability company (the “Company”):

1.)                                   The Other Entity was formed as a Delaware corporation under the name Slog.com Inc. on February 7, 2000 pursuant to the terms and provisions of the Delaware General Corporation Law.

2.)                                   The name of the Other Entity immediately prior to the filing of the Certificate of Conversion to limited liability company is:

MortgageRamp Inc. (a Delaware corporation)

3.)                                   The name of the limited liability company to which the Other Entity shall be converted, as set forth in the Certificate of Formation of the Company being filed contemporaneously herewith, shall be:

MortgageRamp, LLC (a Delaware limited liability company)

This conversion was approved in accordance with Section 266.

IN WITNESS WHEREOF, the undersigned has issued this Certificate of Conversion to be duly exercised the 5th day of August, 2005.

By:	/s/ Elizabeth Kim
Elizabeth Kim
Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

MORTGAGERAMP, LLC

1.)                                   The name of the limited liability company (the “LLC”) is:

MortgageRamp, LLC

2.)                                   The Certificate of Formation of the LLC is hereby amended to that Article First thereof shall read in the entirety as follows:

1.)                                   The name of the limited liability company is:

Mortgage Investments, LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation of the LLC this 30th day of September, 2005.

MORTGAGERAMP, LLC

By:	/s/ Ken N. Beyer
	Name:	Ken N. Beyer
	Title:	President and Chief Executive Officer